Exhibit 99.1

Penn Virginia Announces Certain Management Changes

HOUSTON, Jan. 05, 2021 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced the departure of Benjamin A. Mathis, Senior Vice President, Operations & Engineering, effective January 4, 2021.

“On behalf of the entire Company, we want to thank Ben for his years of hard work and commitment to Penn Virginia,” said Darrin Henke, President and Chief Executive Officer of Penn Virginia. “He has taken Penn Virginia’s drilling and completion program to the next level and positioned us well for the future. He has been a tremendous asset to Penn Virginia, and we wish him the best in his future endeavors.”

Separately, the Company also announced that it had appointed Julia Gwaltney as its new Senior Vice President, Development, effective January 5, 2021. In this position, Ms. Gwaltney will lead the Company’s subsurface, production, HSE, and resource development initiatives.

Prior to joining Penn Virginia, Ms. Gwaltney was the Chief Operating Officer for Gary Permian, LLC, from November 2015 to January 2020, where she led the entry into the Delaware Basin and the development of the property. Previously, she was with Samson Resources as Vice President of Western Operations from April 2014 to November 2015, overseeing the Williston, Powder River, San Juan and Green River Basin assets. She was previously employed with Encana for 14 years, where she assumed increasing roles of responsibility with her last role as Vice President and General Manager of the Northern Operations. She started her career at Burlington Resources. Julia received her B.S. from Colorado School of Mines and is a registered petroleum engineer.

On December 23, 2020, each of the Compensation and Benefits Committee and the Board of Directors of Penn Virginia approved the issuance to Ms. Gwaltney of an initial inducement equity compensation award of 48,400 restricted stock units, comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PSUs”). The RSUs vest over three years from the date of grant, and the PSUs vest according to the Company’s achievement of certain performance factors based on a 2021-2023 performance period, subject in each case to Ms. Gwaltney’s continued employment through the applicable vesting date.

The RSUs and the PSUs are being granted as an inducement to Ms. Gwaltney entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to the requirements of such rule, Penn Virginia is including the above disclosures in this press release.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future financial or operating performance and other statements that are not historical facts are forward-looking statements, and such statements include, words such as “anticipate,” “will,” “outlook,” “expects,” “intends,” “plans,” “believes,” “potential,” “may,” “possible,” “should,” “could,” “future,” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to realize the desired benefits of the change in leadership; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to comply with our credit agreement and maintain or increase our borrowing base; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; actions by third parties, including suppliers and customers; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other risks set forth in our filings with the Securities and Exchange Commission (the “SEC”). Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. The unprecedented nature of the current pandemic and economic downturn makes it more difficult for management to determine risks and the magnitude of the impact of risks known or unknown to management. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com